UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2021

LIBERTY STAR URANIUM & METALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 East Congress St. Ste. 900, Tucson, Arizona 85701

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code 520-425-1433

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LBSR	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On January 11, 2021 Liberty Star Uranium & Metals Corp. (“we” or the “Company”) entered into an Assignment Agreement with Power Up Lending Group LTD (“Assignor”), Redstart Holdings Corp. (“Investor”), whereby we consented to an assignment of a convertible promissory note (the “Note”) dated October 20, 2020 held by Power Up Lending Group Ltd. to Redstart Holdings Corp. whereby it was agreed that Assignor would assign all of its right, title and interest in and to the Note to Investor .The total amount outstanding under the Note as of the date of the assignment was $95,077.97 with a principal balance of $93,500.00 and Accrued Interest of $1,577.97 due and owing by the Company; the Note matures on September 1, 2021. The consideration for the aforementioned assignment was $95,077.97 paid by Investor to Assignor. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note may be converted into shares of the Company’s common stock as set forth therein by Redstart Holdings Corp.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Document Description

10.1	Assignment from Power Up Lending Group LTD to Redstart Holdings Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By:	/s/ Patricia Madaris
Name:	Patricia Madaris, VP Finance & CFO
Date:	January 15, 2021